SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
April 21, 2004 (March 25, 2004)	0-27441

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

1500 Eckington Place, N.E.

Washington, D.C. 20002-2194

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(202) 380-4000

Item 5.    Other Events.

Effective March 25, 2004, the board of directors of XM Satellite Radio Holdings Inc. (the “Company”) approved an amendment to the Rights Agreement, dated as of August 2, 2002, as amended, between XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A. to amend the definition of “Acquiring Person” to delete exceptions for The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation) in connection with DIRECTV’s no longer being an affiliate of the Company and to provide that The TCW Group, Inc. (including its affiliates and associates) shall not be deemed an “Acquiring Person” unless it becomes the beneficial owner of more than 19.9% of the outstanding shares of Class A common stock of XM Satellite Radio Holdings Inc.

A copy of the amendment to the Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Except for any historical information, the matters we discuss in this Current Report on Form 8-K concerning our company contain forward-looking statements. Any statements in this Current Report on Form 8-K that are not statements of historical fact are intended to be, and are “forward-looking statements” under the safe harbor provided by Section 27(a) of the Securities Act. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

Exhibit	Description
4.1	Amendment No. 2 to Rights Agreement between XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: April 21, 2004	By:	/s/ Joseph M. Titlebaum

Joseph M. Titlebaum Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment No. 2 to Rights Agreement between XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A.